Exhibit 99.1


                     [LOGO GIBRALTAR PACKAGING GROUP, INC.]


                                                       Contact: Leslie Schroeder
                                                                    402-462-7517

                         GIBRALTAR PACKAGING GROUP, INC.
                                    ANNOUNCES
                    RESULTS FOR FIRST QUARTER OF FISCAL 2004

Hastings, Nebraska - November 12, 2003 - Gibraltar Packaging Group, Inc. (OTCBB:PACK) today announced the results for its first quarter of fiscal 2004.

Gibraltar reported net income for its first quarter of fiscal 2004 of $0.7 million or $0.14 per share. This compares to net income in the first quarter of fiscal 2003 of $0.7 million or $0.14 per share.

Net sales decreased to $17.0 million in the first quarter of fiscal 2004, compared to $17.3 million in the first quarter of fiscal 2003. Operating income decreased to $1.3 million for the first quarter of fiscal 2004, compared to $1.4 million for the corresponding period of fiscal 2003.

"Gibraltar, along with the rest of the packaging industry, continues to be affected by overcapacity," said Walter Rose, Chairman and Chief Executive Officer. "Our first quarter results reflect the increasingly competitive environment we are facing. However, we are diligently working to bring on new customers and replace lost business, as well as improving operations."

Gibraltar Packaging Group, Inc. (www.gibraltarpackaginggroup.com), headquartered in Hastings, Nebraska, designs, manufactures and markets packaging products, specializing in folding cartons, corrugated containers, specialty laminated containers, and flexible poly-film packaging. Please contact Leslie Schroeder at
(402) 462-7517 or investorrelations@gibraltarpackaginggroup.com for additional information about the Company.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO THE COMPANY'S ABILITY TO EXECUTE ITS BUSINESS PLAN. FOR A DESCRIPTION OF OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT FOR FISCAL 2003 ON FORM 10-K AND OTHER PERIODIC FILINGS.


                     2000 Summit Avenue o Hastings, NE 68901
                    Phone (402) 463-1366 o Fax (402) 463-1661


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
QUARTERLY REPORT FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
------------------------------------------------------------------------------------------
         In Thousands except share and per share data                   (UNAUDITED)
                                                                    THREE MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS                         SEPTEMBER 30,    SEPTEMBER 30,
--------------------------------------------------------------------------------------------
                                                                  2003               2002
                                                               -----------------------------
Net Sales                                                      $   17,038        $   17,347
Cost of Goods Sold                                                 13,866            13,931
                                                               ----------        ----------
Gross Profit                                                        3,172             3,416
                                                               ----------        ----------

Operating Expenses:
         Selling, general and administrative                        1,829             1,974
                                                               ----------        ----------

Income from Operations                                              1,343             1,442
                                                               ----------        ----------

Other Expense:
         Interest expense                                             199               272
         Other expense - net                                           19                18
                                                               ----------        ----------
         Total other expense - net                                    218               290
                                                               ----------        ----------

Income Before Income Taxes                                          1,125             1,152
Income Tax Provision                                                  428               461
                                                               ----------        ----------
Net Income                                                     $      697        $      691
                                                               ==========        ==========

Basic and Diluted Per Common Share Amounts:
         Net Income                                            $     0.14        $     0.14
                                                               ==========        ==========

Weighted Average Shares Outstanding
   (basic and diluted)                                          5,041,544         5,041,544
                                                               ==========        ==========


CONSOLIDATED BALANCE SHEETS                               SEPTEMBER 30, 2003   JUNE 28, 2003
--------------------------------------------------------------------------------------------
                                                               (UNAUDITED)
Assets
         Current Assets                                        $   12,817        $   14,110
         Property, Plant and Equipment, Net                        14,961            15,294
         Goodwill                                                   4,112             4,112
         Other Assets                                                 778               744
                                                               ----------        ----------
Total Assets                                                   $   32,668        $   34,260
                                                               ==========        ==========

Liabilities and Stockholders' Equity
         Current Liabilities                                   $    8,499        $    8,721
         Long-Term Debt                                            11,343            13,339
         Deferred Income Taxes                                      1,923             1,994
         Other Long-Term Liabilities                                  770               770
         Stockholders' Equity                                      10,133             9,436
                                                               ----------        ----------
Total Liabilities and Stockholders' Equity                     $   32,668        $   34,260
                                                               ==========        ==========
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